Exhibit 23.1
Endeavour International Corporation
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Endeavour International Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333-118503, 333-124145, 333-130515, 333-132684, 333-139304, 333-149744, 333-163781, 333-165853) on Forms S-3 and (Nos. 333-119577, 333-128692, 333-143794, 333-149743, 333-157967, 333-169851, 333-171392) on Form S-8 of Endeavour International Corporation of our reports dated March 10, 2011, with respect to the consolidated balance sheets of Endeavour International Corporation and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Endeavour International Corporation.
Our report with respect to the consolidated financial statements refers to changes in the Company’s method of estimating oil and gas reserves.
/s/ KPMG LLP
Houston, Texas
March 10, 2010